EXHIBIT 99.1

American CareSource Announces Definitive Agreement to Acquire North Carolina Urgent Care Assets

ATLANTA, Aug. 5, 2015 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (NASDAQ:ANCI), owner of urgent and primary care centers and a national network of ancillary health care providers, announced today that it has entered into a definitive agreement to purchase certain assets of Medac Health Services, P.A., the leading provider of urgent care services in Wilmington, North Carolina, for a purchase price of $5.6 million.

Medac has delivered high quality, convenient medical care to members of the Wilmington community for over 25 years. Following the closing, American CareSource will manage the operations of Medac's four urgent care centers and its staffing business.

John Pappajohn, acting Chief Executive Officer of American CareSource, commented, "We are pleased to have reached this agreement with a premier urgent care company. Our industry remains very fragmented and, as consolidator of choice, we believe we will continue to benefit from such quality acquisitions and management arrangements that will help drive meaningful growth and profitability as we scale our business. Upon completion of this transaction, we will own or manage 14 urgent and primary care centers across the southeastern and eastern United States."

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. is the owner of a growing chain of ten urgent and primary care centers and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Statements in this press release that are forward-looking are based upon current expectations, and actual results or future events may differ materially. Therefore, the inclusion of such forward-looking information should not be regarded as a representation by us that our objectives or plans will be achieved. Such statements include, but are not limited to, American CareSource's expectations regarding the benefit from quality acquisitions and management arrangements and growth and profitability. Words such as "expects," "believes," "anticipates," "intends," "should," "plans," and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements contained herein involve numerous risks and uncertainties, and there are a number of factors that could cause actual results or future events to differ materially, including, but not limited to, our ability, directly or through managed practices, to attract or maintain patients, clients or providers or achieve our financial objectives, changes in national healthcare policy, federal or state regulation, and/or rates of reimbursement, including without limitation to the impact of the Patient Protection and Affordable Care Act, Health Care and Educational Affordability Reconciliation Act and medical loss ratio regulations, general economic conditions (including economic downturns and increases in unemployment), the Company's ability to successfully implement our growth strategy for the urgent and primary care business, the Company's ability to identify and acquire target centers for ownership or management, increased competition in the urgent care and primary care market, the Company's ability to recruit and retain qualified physicians and other healthcare professionals for the centers it owns or manages, lower than anticipated demand for services, pricing, market acceptance or preference, changes in the business relationship with significant clients, term expirations of contracts with significant clients, the Company's inability to maintain a network of ancillary service providers that is adequate to generate significant claims volume, increased competition in the ancillary network business, the Company's inability to manage growth, implementation and performance difficulties, and other risk factors detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

CONTACT: Investor Relations Contact:
         Adam Winger, General Counsel and
         Vice President of Acquisitions
         awinger@americancaresource.com
         (205) 250-8381